                                                                   EXHIBIT 10(q)





                              ASSIGNMENT AGREEMENT


                            DATED AS OF MAY 13, 1996


                                    BETWEEN


                        PINE BRANCH MINING INCORPORATED


                                      AND


                           ROARING FORK MINING, INC.

                               TABLE OF CONTENTS


                                                                                                           Page
1.  Transactions to be Effected at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1.  Assignment of Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.  Sale of Equipment; Transfer of Equipment Leases  . . . . . . . . . . . . . . . . . . . . .   2
         1.3.  Transfer of PBM Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4.  Assignment of Reclamation Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5.  Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.  The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.1.  Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2.  Deliveries by PBM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3.  Deliveries by Assignee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.4.  Effect of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

3.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.1.  Representations and Warranties of PBM  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 3.1.1.  Organization and Existence . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 3.1.2.  Authority; Approval; No Violations; Consents . . . . . . . . . . . . . . . . . .   7
                 3.1.3.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 3.1.4.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 3.1.5.  PBM Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 3.1.6.  Reclamation and Surety Bonds . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 3.1.7.  Title to Equipment; Condition of Equipment . . . . . . . . . . . . . . . . . . .   12
                 3.1.8.  Equipment Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 3.1.9.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 3.1.10. Subsequent Events or Knowledge . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.2.  Representations and Warranties of Assignee . . . . . . . . . . . . . . . . . . . . . . . .   14
                 3.2.1.  Organization and Existence . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 3.2.2.  Authority; Approval; No Violations; Consents . . . . . . . . . . . . . . . . . .   14
                 3.2.3.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 3.2.4.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 3.2.5.  Subsequent Events or Knowledge . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.3.  Disclaimers of PBM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

4.  Action Prior to the Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.1.  Investigation by Assignee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.2.  Preserve Accuracy of Representations and Warranties  . . . . . . . . . . . . . . . . . . .   19
         4.3.  Consents of Third Parties; Governmental Approvals  . . . . . . . . . . . . . . . . . . . .   19
         4.4.  Operations Prior to the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.5.  Antitrust Law Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

5.  Additional Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.1.  Discharge of PBM's Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         5.2.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

         5.3.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         5.4.  Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         5.5.  Litigation Assistance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         5.6.  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         5.7.  Permits and Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         5.8.  PBM-UMWA Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         5.9.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         5.10.  Pine Branch Low Splint Site . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         5.11.  Pine Branch Complex . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

6.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         6.1.  Indemnification by PBM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         6.2.  Indemnification by Assignee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         6.3.  Notice of Indemnity Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.4.  Third Person Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

7.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         7.1.  Conditions Precedent to Performance by PBM . . . . . . . . . . . . . . . . . . . . . . . .   37
                 7.1.1.  Performance of Agreement; Accuracy of Representations and Warranties . . . . . .   37
                 7.1.2.  No Restraint or Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 7.1.3.  Necessary Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . .   38
                 7.1.4.  Necessary Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 7.1.5.  Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 7.1.6.  Documents Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 7.1.7.  Corporate Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 7.1.8.  Permit and Bond Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 7.1.9.  Simultaneous Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         7.2.  Conditions Precedent to Performance by Assignee  . . . . . . . . . . . . . . . . . . . . .   40
                 7.2.1.  Performance of Agreement; Accuracy of Representations and Warranties . . . . . .   40
                 7.2.2.  No Changes or Destruction of Transferred Assets  . . . . . . . . . . . . . . . .   41
                 7.2.3.  No Restraint or Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                 7.2.4.  Necessary Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . .   41
                 7.2.5.  Necessary Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                 7.2.6.  Documents Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                 7.2.7.  Simultaneous Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

8.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         8.1.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         8.2.  Notice of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         8.3.  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

9.  Miscellaneous Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         9.1.  Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         9.2.  Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         9.3.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         9.4.  Survival of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         9.5.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         9.6.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         9.7.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         9.8.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         9.9.  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         9.10. Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

         9.11. Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         9.12. Entire Agreement; Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         9.13. Confidential Nature of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         9.14. Incorporation by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.15. Rules of Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

Schedule 1.1              -       Assigned Property
Schedule 1.2              -       Equipment and Equipment Leases
Schedule 3.1.2            -       PBM -- Authority; Approval; No Violations; Consents
Schedule 3.1.3            -       Litigation
Schedule 3.1.4            -       Environmental Matters
Schedule 3.1.5            -       PBM Permits; Bonds
Schedule 3.2.2            -       Assignee -- Authority; Approval; No Violations; Consents
Schedule 5.10             -       PB Low Splint Permits
Schedule 5.11             -       Pine Branch Complex Permits
Schedule 7.1.4            -       Necessary Consents
Schedule 7.1.5            -       Releases

Exhibit A - Definitions
Exhibit B - [Reserved]
Exhibit C - [Reserved]
Exhibit D - Instrument of Assignment
Exhibit E - Instrument of Assumption
Exhibit F - Letter from Assignee to PBM -- PBM-UMWA Agreement

                              ASSIGNMENT AGREEMENT



                 THIS ASSIGNMENT AGREEMENT, dated as of May 13, 1996, is made by and between PINE BRANCH MINING INCORPORATED, a Delaware corporation ("PBM"), and ROARING FORK MINING, INC., a Virginia corporation ("Assignee").

                              W I T N E S S E T H:


                 WHEREAS, PBM desires to assign to Assignee, and Assignee desires to assume from PBM, a portion of the PVC Lease; and

                 WHEREAS, Assignee, in consideration for such assignment, desires to assume certain liabilities of PBM; and

                 WHEREAS, certain terms used herein are used as defined in Exhibit A hereto; and

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                   TRANSACTIONS TO BE EFFECTED AT THE CLOSING. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date:

                 1. ASSIGNMENT OF REAL PROPERTY. PBM shall transfer, convey, and assign to Assignee the PVC Lease in so far as it relates to the real property described on the maps attached as Schedule 1.1 (the "Assigned Property"), and Assignee shall accept such transfer, conveyance, and assignment. The PVC Lease, as it relates to the Assigned Property, is referred to hereinafter as the "Assigned Lease."

                 2.        SALE OF EQUIPMENT; TRANSFER OF EQUIPMENT LEASES.
PBM shall sell, transfer, convey, and assign to Assignee, and Assignee shall purchase and acquire from PBM, the equipment specified in Schedule

1.2 (the "Equipment") and all right, title, and interest of PBM under, in, and to the personal property leases specified in Schedule 1.2 (the "Equipment Leases"). 1.3. TRANSFER OF PBM PERMITS. PBM shall transfer, convey, and assign to Assignee the PBM Permits, and Assignee shall accept such transfer, conveyance, and assignment.

                 3. ASSIGNMENT OF RECLAMATION CONTRACT. PBM shall transfer, convey, and assign to Assignee the reclamation agreement dated as of November 1, 1995 (the "Reclamation Contract"), pursuant to which PBM agreed to perform all environmental reclamation, remediation, abatement, and associated activities for the Pine Branch Low Splint Mine site that are necessary for the release of CSMO permit number 1201544, NPDES permit number 0081544, and bond 64S100958687BCA, and Assignee shall accept such transfer, conveyance, and assignment.

                 4. ASSUMPTION OF LIABILITIES. Assignee shall assume and agree to discharge, in accordance with their respective terms and subject to the respective conditions thereof (all of the following liabilities and obligations to be assumed by Assignee hereunder being referred to herein as the "Assumed Liabilities"):

                 1. all liabilities and obligations to be paid or performed on or after the Closing Date with respect to the Transferred Assets;

                 2. all liabilities and obligations under (x) all Environmental or Mining Laws and (y) all PBM Permits issued under Environmental or Mining Laws, to the extent that such liabilities and obligations relate to or arise in connection with the Transferred Assets or the operations of PBM on the Assigned Property prior to the Closing Date;

                 3. all obligations of PBM to the UMWA under the PBM-UMWA Agreement that relate to or arise from or in connection with the operations of PBM on the Assigned Property prior to the Closing Date;

                 4. all liabilities of PBM to the 1950 Benefit Plan, the 1974 Benefit Plan, or the Combined Fund with respect any Person who was employed by PBM prior to the Closing Date who is employed by Assignee after the Closing Date; and

                 5. all liabilities and obligations under the Reclamation Contract.

                 2.  THE CLOSING

                 1. TIME AND PLACE. The closing of the transactions contemplated in this Agreement (the "Closing") shall be at 9:00 A.M. on May 13, 1996 or such later date as the parties may determine (the "Closing Date"), at the offices of Winthrop, Stimson, Putnam & Roberts, 1133 Connecticut Avenue, N.W., Washington, D.C. 20036.

                 2. DELIVERIES BY PBM. Subject to fulfillment or waiver of the conditions set forth in paragraph 7.1, at the Closing and against the deliveries to be made by Assignee pursuant to paragraph 2.3, PBM shall deliver or cause to be delivered to Assignee the following:

                 1. a copy of the resolutions of the Board of Directors of PBM authorizing the execution, delivery, and performance of this Agreement and each of the agreements and instruments executed in connection herewith or delivered pursuant hereto and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of PBM as of the Closing Date;

                 2.  [reserved];

                 3. copies of all consents, waivers, or approvals obtained by PBM with respect to the Transferred Assets or the consummation of the transactions contemplated by this Agreement;

                 4.  the Instrument of Assignment duly executed by PBM;

                 5. the certificates contemplated by paragraphs 7.2.1 and 7.2.2, duly executed by an authorized officer of PBM;

                 6. certificates of title or origin (or like documents) with respect to any vehicles included in the Equipment for which a certificate of title or origin is required in order to transfer title;

                 7. a copy of the PVC Lease, certified by the Secretary or an Assistant Secretary of PBM, as in effect immediately prior to the consummation of the transactions contemplated by the WCC-PVC Agreement (provided, however, that the economic terms thereof may be redacted); and

                 8. such other documents, instruments, and writings as Assignee may reasonably request in connection with the consummation of the transactions contemplated hereby.

                 3. DELIVERIES BY ASSIGNEE. Subject to fulfillment or waiver of the conditions set forth in paragraph 7.2, at the Closing and against the deliveries to be made by PBM pursuant to paragraph 2.2, Assignee shall deliver or cause to be delivered to PBM the following:

                 1. a copy of resolutions of the Board of Directors of Assignee authorizing the execution, delivery, and performance of this Agreement and each of the agreements and instruments executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Assignee as of the Closing Date;

                 2.  [reserved];

                 3.  the Instrument of Assumption duly executed by Assignee;

                 4. the certificate contemplated by paragraph 7.1.1, duly executed by the President or any Vice President of Assignee;

                 5. the letters and appendices contemplated by paragraph 5.8, duly executed by the President or any Vice President of Assignee;

                 6.  the financing statement contemplated by paragraph 5.10;

                 7. copies of (a) all substitute operator applications, permit transfer applications, substitute or replacement bonds, and other certificates, applications, and documents filed with the Commonwealth of Virginia and (b) all substitute operator applications, permit transfer applications, substitute or replacement bonds, and other certificates, applications, and documents completed and ready to be filed with the Commonwealth of Kentucky, as contemplated by paragraph 7.1.8;

                 8. a copy of the PVC-Assignee Agreement, certified by the Secretary or an Assistant Secretary of Assignee and the Secretary or an Assistant Secretary of PVC; and

                 9. such other documents, instruments, and writings as PBM may reasonably request in connection with the consummation of the transactions contemplated hereby.

                 4. EFFECT OF CLOSING. By its election to close, each of the parties hereto shall be deemed to have acknowledged the full performance by the other party of every agreement and obligation of the other party contained herein which is to be performed on or before the Closing.

                 3.  REPRESENTATIONS AND WARRANTIES.

                 1. REPRESENTATIONS AND WARRANTIES OF PBM. PBM hereby represents and warrants to Assignee and agrees that, to the Knowledge of PBM:

                 1. ORGANIZATION AND EXISTENCE. PBM is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                 2.  AUTHORITY; APPROVAL; NO VIOLATIONS; CONSENTS.

                 1. PBM has corporate power and authority to execute, deliver, and perform this Agreement and all of the PBM Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

                 2. The execution of this Agreement by PBM does not require the consent of the Board of Directors of PBM. PBM's performance of this Agreement and its execution, delivery, and performance of the PBM Ancillary Agreements to which it is a party require approval by PBM's Board of Directors and stockholder. Except as set forth above and in Schedule 3.1.2, neither the execution and delivery of this Agreement or any of the PBM Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions, and provisions hereof or thereof will: (a) conflict with, result in a breach of the terms, conditions, or provisions of, or constitute a default, an event of default, or an event creating rights of acceleration, termination, or cancellation, or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Transferred Assets, under (1) the Certificate of Incorporation or By-laws of PBM, (2) any material contract, note, instrument, agreement, mortgage, lease, license, franchise, permit, or other authorization, right, restriction, or obligation to which PBM is a party or any of the Assigned Property or the Equipment is subject or by which PBM is bound, (3) any Court Order to which PBM is a party or any of the Assigned Property or the Equipment is subject or by which PBM is bound, or (4) any Requirements of Laws affecting PBM or the Assigned Property or the Equipment, or (b) require the approval, consent, authorization, or act of, or the making by PBM of any declaration, filing, or registration with, any Person, except as may be required under the HSR Act. This Agreement has been duly executed by PBM.
Upon the receipt of approval from the Board of Directors and stockholder of PBM, this Agreement will have been duly authorized, executed, and delivered by PBM and will be the legal, valid, and binding obligation of PBM enforceable in accordance with its terms, and each of the PBM Ancillary Agreements, upon execution and delivery by PBM, will be a legal, valid, and binding obligation of PBM enforceable in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, and other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                 3.  LITIGATION.  Except as described on Schedule 3.1.3:

                 1. there are no lawsuits, claims, suits, proceedings, or investigations pending or, to the Knowledge of PBM, threatened against or affecting PBM with respect to the Assigned Property or the Equipment nor, to the Knowledge of PBM, is there any basis for any of the same;

                 2. there are no lawsuits, claims, suits, proceedings, or investigations in which PBM is the plaintiff or claimant which relate to the Assigned Property or the Equipment; and

                 3. PBM is not in default with respect to any order, writ, injunction, or decree of any court or any Governmental Body to which any or all of the Assigned Property or the Equipment is or may be subject and which would materially adversely affect Assignee's use of the Assigned Property or the Equipment.

                 4. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.1.4, to the Knowledge of PBM and as of the date of this Agreement:

                 1. the operations of PBM on the Assigned Property on the date of this Agreement comply in all material respects with all applicable Environmental or Mining Laws;

                 2. PBM has obtained all environmental, health, and safety Governmental Permits necessary for its operations on the date of this Agreement with respect to the Assigned Property, and all such Governmental Permits are in good standing and PBM is in compliance in all material respects with all terms and conditions of such permits;

                 3. PBM is not, with respect to the Assigned Property, subject to any on-going proceeding or investigation by, order from, or agreement with any Person (including any prior owner or operator of the Assigned

Property) respecting (A) any Environmental or Mining Law, (B) any Remedial Action, or (C) any claim of Loss or Expense arising from the Release or threatened Release of a Contaminant into the environment;

                 4. other than matters affecting the mining industry generally or the Governmental Permits specifically, PBM is not, with respect to the Assigned Property, subject to any judicial or administrative proceeding, order, judgment, decree, or settlement alleging or addressing a violation of or liability under any Environmental or Mining Law;

                 5. PBM has not, in the six months prior to the date of this Agreement, with respect to the Assigned Property: (A) reported a Release of a hazardous substance pursuant to CERCLA or any State equivalent; (B) filed a notice pursuant to Section 103(c) of CERCLA; (C) filed a notice pursuant to
Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any State equivalent; or (D) filed any notice under any applicable Environmental or Mining Law reporting a substantial violation of any applicable Environmental or Mining Law; and with respect to the Assigned Property and each of the matters set forth in paragraph 3.1.4.5, no event has occurred in the six months prior to the date of this Agreement that would have required PBM to have reported such Release or filed such notice where PBM failed to do so;

                 6. there is not either on or in the Assigned Property: (A) any treatment, recycling, storage, or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any State equivalent that requires or required a Governmental Permit pursuant to Section 3005 of RCRA, or any State equivalent or (B) any underground storage tank or surface impoundment;

                 7. there is not on or in the Assigned Property any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers, or other equipment;

                 8. PBM has not, in the six months prior to the date of this Agreement, received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment from or on the Assigned Property;

                 9. PBM has not, in the six months prior to the date of this Agreement, with respect to the Assigned Property, received any request for information in an enforcement context pursuant to Section 114 of the Clean Air Act, Section 1267 of SMCRA, Sections 308 and 402 of the Clean Water Act, Sections 8 and 11 of TSCA, Sections 3004(u), 3007, 3008, 3010 and 3013 of RCRA,
Section 104(e) of CERCLA, Section 103 of MSHA and similar provisions of applicable State law that have not been either responded to or abated; and

                 10. except for the PBM Permits, no Environmental Encumbrances have attached to the Assigned Property.

                 5.  PBM PERMITS.

                 1. Except for the permits associated with the Reclamation Contract and the Pine Branch Complex Permits, PBM owns, holds, or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body that are necessary to entitle it to own or lease, operate, and use its assets in the manner in which they are being owned or leased, operated, and used on the date of this Agreement (herein collectively called "PBM Permits").

                 2. Schedule 3.1.5 sets forth a list and brief description of each PBM Permit. Complete and correct copies of all of the PBM Permits have heretofore been made available to Assignee.

                 6. RECLAMATION AND SURETY BONDS. Schedule 3.1.5 contains a list of all reclamation and surety bonds posted by PBM with respect to the Assigned Property and the Equipment (in each case specifying the surety, amount of bond, and mining or other PBM Permit or other item to which such bond pertains) and any claims pending against PBM thereunder. The bonds listed in
Schedule 3.1.5 are in full force and effect and all premiums billed with respect thereto have been paid. To the Knowledge of PBM, the bonds listed in such Schedule 3.1.5 satisfy all contractual requirements and Requirements of Laws applicable to PBM with respect to the Assigned Property and the Equipment. PBM has complied in all respects with each of such bonds. True and complete copies of each such bond have been made available to Assignee.

                 7. TITLE TO EQUIPMENT; CONDITION OF EQUIPMENT. PBM has good and marketable title to the Equipment (other than the Equipment subject to the Equipment Leases, which is encumbered by those leases), free and clear of all Encumbrances other than Permitted Encumbrances. EXCEPT FOR THE REPRESENTATIONS

AND WARRANTIES SPECIFICALLY SET FORTH HEREIN, PBM MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE TRANSFERRED ASSETS, THE INTEREST THEREIN BEING TRANSFERRED ON AN "AS IS" BASIS, WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR INTENDED USE, OR OTHERWISE.

                 8. EQUIPMENT LEASES. Schedule 1.2 sets forth a list and a brief description (including in each case the lessor, the monthly rental, and a brief description of the property covered) of each Equipment Lease.

                 9. BROKERS. Neither PBM nor any Person acting on its behalf has engaged or used the services of any broker, finder, or similar Person for or on account of the transactions contemplated by this Agreement and, based upon the actions of PBM, its agents, or its Affiliates, no Person shall be entitled to a brokerage commission, finder's fee, or like payment in connection with this Agreement or in connection with the consummation of the transactions contemplated hereby.

                 10. SUBSEQUENT EVENTS OR KNOWLEDGE. If any event shall occur after the date of this Agreement but prior to the Closing Date that renders materially incorrect any of the representations and warranties contained in paragraph 3.1, or if PBM acquires knowledge after the date of this Agreement that any of the representations and warranties contained in paragraph 3.1 is materially incorrect, then PBM shall modify such representation and warranty by giving written notice thereof in reasonable detail promptly after receiving knowledge thereof to Assignee (the "PBM Additional Disclosure"). If the PBM Additional Disclosure would have a material adverse effect on the Transferred Assets or the transactions contemplated hereby, then Assignee may either (a) terminate this Agreement pursuant to paragraph 8.1(c)(3) by giving PBM written notice of such termination within 5 Business Days after receiving the PBM Additional Disclosure or (b) waive any breach of representation or warranty by PBM under paragraph 3.1, and any claim for indemnification under paragraph 6.1, in respect of the PBM Additional Disclosure, which waiver shall be deemed to have been made by Assignee unless Assignee elects to terminate this Agreement as provided in clause (a) of this sentence. In determining whether any PBM Additional Disclosure would have a material adverse effect on Assignee or the transactions contemplated hereby, Assignee may consider any and all prior PBM Additional Disclosure.

                 2. REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Assignee represents and warrants to PBM and agrees that, to the Knowledge of Assignee:

                 1. ORGANIZATION AND EXISTENCE. Assignee is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

                 2.  AUTHORITY; APPROVAL; NO VIOLATIONS; CONSENTS.

                 1. Assignee has corporate power and authority to execute, deliver, and perform this Agreement and all of the Assignee Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

                 2. Assignee's execution of this Agreement does not require the consent of its Board of Directors. Assignee's performance of this Agreement and its execution, delivery, and performance of the Assignee Ancillary Agreements require approval by Assignee's Board of Directors. Except as set forth above and in Schedule 3.2.2, neither the execution and delivery of this Agreement or any of the Assignee Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions, and provisions hereof or thereof will:
(a) conflict with, result in a breach of the terms, conditions, or provisions of, or constitute a default, an event of default, or an event creating rights of acceleration, termination, or cancellation, or a loss of rights under (1) the Certificate of Incorporation or By-laws of Assignee, (2) any material contract, note, instrument, agreement, mortgage, lease, license, franchise, permit, or other authorization, right, restriction, or obligation to which Assignee is a party or any of its assets or properties is subject or by which Assignee is bound, (3) any Court Order to which Assignee is a party or any of its assets or properties is subject or by which Assignee is bound, or (4) any Requirements of Laws affecting Assignee or its assets or properties, or (b) require the approval, consent, authorization, or act of, or the making by Assignee of any declaration, filing, or registration with, any Person, except as may be required under the HSR Act. Upon the receipt of approval from the Board of Directors of Assignee, this Agreement will have been duly authorized, executed, and delivered by Assignee and will be the legal, valid, and binding obligation of Assignee enforceable in accordance with its terms, and each of the other Assignee Ancillary Agreements upon execution and delivery by Assignee will be a legal, valid, and binding obligation of Assignee enforceable in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, and other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                 3. LITIGATION. There is no pending or, to the Knowledge of Assignee, threatened suit, action, or litigation, or administrative arbitration or other proceeding or governmental inquiry or investigation to which Assignee is or may be made a party questioning the validity of this Agreement, any of the Assignee Ancillary Agreements, or the transactions contemplated hereby or thereby.

                 4. BROKERS. Neither Assignee nor any Person acting on its behalf has engaged or used the services of any broker, finder, or similar Person for or on account of the transactions contemplated by this Agreement and, based upon the actions of Assignee, its agents, or its Affiliates, no Person shall be entitled to a brokerage commission, finder's fee, or like payment in connection with this Agreement or in connection with the consummation of the transactions contemplated hereby.

                 5. SUBSEQUENT EVENTS OR KNOWLEDGE. If any event shall occur after the date of this Agreement but prior to the Closing Date that renders materially incorrect any of the representations and warranties contained in paragraph 3.2, or if Assignee acquires knowledge after the date of this Agreement that any of the representations and warranties contained in paragraph
3.2 is materially incorrect, then Assignee shall modify such representation and warranty by giving written notice thereof in reasonable detail promptly after receiving knowledge thereof to PBM (the "Assignee Additional Disclosure"). If the Assignee Additional Disclosure would have a material adverse effect on Assignee or the transactions contemplated hereby, then PBM may either (a) terminate this Agreement pursuant to paragraph 8.1(d)(3) by giving Assignee written notice of such termination within 5 Business Days after receiving the Assignee Additional Disclosure or (b) waive any breach of representation or warranty by Assignee under paragraph 3.2, and any claim for indemnification under paragraph 6.2, in respect of the Assignee Additional Disclosure, which waiver shall be deemed to have been made by PBM unless PBM elects to terminate this Agreement as provided in clause (a) of this sentence. In determining whether any Assignee Additional Disclosure would have a material adverse effect on Assignee or the transactions contemplated hereby, PBM may consider any and all prior Assignee Additional Disclosure.

                 3. DISCLAIMERS OF PBM. Except as set forth in this Agreement, PBM has not made and does not make hereby any representation or warranty, express or implied, concerning the Transferred Assets. PBM does not make any projection concerning the income to be derived by Assignee after the Closing Date with respect to the Transferred Assets and makes no representation or warranty concerning the quantity or quality of coal included in the Assigned Property, except that, to the Knowledge of PBM, such information as has been supplied to Assignee by PBM concerning the quality and quantity of coal located upon the Assigned Property is not materially false.

                 4.  ACTION PRIOR TO THE CLOSING DATE.

                 The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

                 1. INVESTIGATION BY ASSIGNEE. PBM shall afford to the officers, employees, and authorized representatives of Assignee (including independent public accountants, engineering and environmental consulting firms, and attorneys) complete access during normal business hours to the Transferred Assets to the extent Assignee shall deem necessary or desirable and shall furnish to Assignee or its authorized representatives such additional information concerning the Transferred Assets as shall be reasonably requested, including all such information as shall be reasonably necessary to enable Assignee or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of PBM contained in this Agreement have been complied with, and to determine whether the conditions set forth in paragraph 7.2 hereof have been satisfied. Assignee agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of PBM. No investigation made by Assignee or its representatives hereunder shall affect the representations and warranties of PBM hereunder.

                 2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action that would render any representation or warranty contained in paragraph 3.1 or 3.2 of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement. PBM shall promptly notify Assignee of any lawsuit, claim, proceeding, or investigation that may be threatened, brought, asserted, or commenced against PBM that would have been listed in Schedule 3.1.3 if such lawsuit, claim, proceeding, or investigation had arisen prior to the date hereof.

                 3.  CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS.

                 1. PBM will act diligently and reasonably to secure, before the Closing Date, the consent, approval, or waiver, in form and substance reasonably satisfactory to Assignee, required to be obtained for the consummation of the transactions contemplated by this Agreement or otherwise to satisfy the conditions set forth in paragraphs 7.1.4 and 7.2.5; provided that PBM shall not have any obligation to offer or pay any consideration in order to obtain any such consents, approvals, or waivers; and provided, further, that PBM shall not make any agreement or understanding affecting the Transferred Assets as a condition for obtaining any such consents, approvals, or waivers except with the prior written consent of Assignee. During the period prior to the Closing Date, Assignee shall act diligently and reasonably to cooperate with PBM to obtain the consents, approvals, and waivers contemplated by this paragraph 4.3.1.

                 2. During the period prior to the Closing Date, PBM and Assignee shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement or otherwise to satisfy the conditions set forth in paragraphs 7.1.3 and 7.2.4; provided that PBM shall not make any agreement or understanding affecting the Transferred Assets as a condition for obtaining any such consents or approvals except with the prior written consent of Assignee.

                 4. OPERATIONS PRIOR TO THE CLOSING DATE. Except as expressly contemplated by this Agreement or except with the express written approval of Assignee, between the date hereof and the Closing Date, PBM shall not:

                 (a) enter into any contract for the sale, lease, or contract mining of any Assigned Property or exercise any option to extend any Equipment Lease;

                 (b) sell, lease (as lessor), transfer, or otherwise dispose of (including any transfers from PBM to any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Transferred Assets except for Permitted Encumbrances; and

                 (c) without the prior written consent of Assignee, terminate, modify, or amend in any material respect any Equipment Lease, except as contemplated by this Agreement.

                 1. ANTITRUST LAW COMPLIANCE. As promptly as practicable after the date hereof, PBM and Assignee shall file or cause to be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby, if such a filing is required. Each party shall make its best efforts to assure that all such filings will be done in a professional manner and in accordance with the HSR Act and any such rules and regulations. Each of PBM and Assignee agrees to make available to the other such information as each of them may reasonably request relative to the business, assets, and property of PBM or Assignee, as the case may be, as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations. Each of PBM and Assignee shall, and shall cause each of its Affiliates to, provide such additional information and documentary materials and take all reasonable actions necessary, and will cooperate with each other, to obtain approval of the transactions contemplated hereunder by the Federal Trade Commission and the Department of Justice.

                 2.  ADDITIONAL AGREEMENTS.

                 1. DISCHARGE OF PBM'S LIABILITIES. PBM covenants and agrees that it will pay and discharge, and hold Assignee harmless from, each and every liability and obligation of PBM in respect of the Transferred Assets, arising from events occurring on or prior to the Closing Date, excepting only those liabilities and obligations expressly assumed by Assignee at the Closing, it being understood and agreed that Assignee is assuming no liabilities or obligations of PBM other than liabilities and obligations so expressly assumed by Assignee.

                 2. EXPENSES. Each of the parties shall be responsible for and shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including all fees, expenses, and disbursements of the counsel, accountants, investment advisors, valuation firms, engineers, and others it has retained and any other expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. Without limiting the generality of the foregoing, Assignee shall be solely responsible for all costs and expenses incurred by Assignee in any examination or investigation regarding PBM that Assignee elected to carry out, including the cost of any examination of title to the Assigned Property.

                 3. FURTHER ASSURANCES. On the Closing Date PBM shall (a) deliver to Assignee such other bills of sale, deeds, endorsements, assignments, and other instruments of conveyance and transfer, in form reasonably satisfactory to Assignee and its counsel, as Assignee may reasonably request or as may be otherwise reasonably necessary to vest in Assignee all the right, title, and interest of PBM in, to, or under any or all of the Transferred Assets, and (b) take all steps as may be reasonably necessary to put Assignee in actual possession and control of all the Transferred Assets. From time to time following the Closing, PBM shall execute and deliver, or cause to be executed and delivered, to Assignee such other instruments of conveyance and transfer as Assignee may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Assignee and put Assignee in possession of, any part of the Transferred Assets, and, in the case of licenses, certificates, approvals, authorizations, leases, and other commitments included in the Transferred Assets that cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Assignee at its request in endeavoring to obtain such consent promptly; provided, however, that nothing herein shall relieve PBM of its obligations under paragraph 4.3. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, lease, or other commitment included in the Transferred Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

                 4.  PRORATIONS.

                 1. The income and, except as provided elsewhere in this Agreement, the expenses and liabilities attributable to the Transferred Assets through the Valuation Date shall be for the account of PBM. The income, expenses, and liabilities attributable to the Transferred Assets after the Valuation Date shall be for the account of Assignee. Taxes shall be apportioned as set forth in paragraph 5.9.

                 2. PBM shall deliver to Assignee, within 75 days after the Closing Date, a statement setting forth in reasonable detail the calculation of amounts due PBM or Assignee under paragraph 5.4.1. Assignee shall have 60 days after receipt thereof to review the details thereof. If Assignee does not object thereto in writing during such review period, then such calculations shall be final and binding. If Assignee objects thereto in writing within such review period, then the parties shall use their reasonable efforts to resolve their differences and, in the event PBM and Assignee so resolve any such differences, the calculations, as adjusted by the adjustments agreed to by the parties, shall be final and binding. If PBM and Assignee are unable to resolve such differences within the next 30 days following such review period, then Assignee and PBM shall submit the objections that are unresolved to the Accounting Firm, which shall be instructed to resolve the unresolved objections as promptly as reasonably practicable and to deliver written notice to Assignee and PBM setting forth its resolution of the disputed matters. The calculations, after giving effect to any adjustments agreed to by the parties and to the resolution of disputed matters by the Accounting Firm, shall be final and binding. Any payments required to be made by Assignee or PBM in respect of such calculations shall be made promptly (but not later than five days) after the determination of such calculations that is final and binding. The Accounting Firm may employ legal counsel if necessary to its resolution and all costs of such Accounting Firm shall be shared equally by PBM and Assignee.

                 5. LITIGATION ASSISTANCE. Following the Closing, Assignee shall provide to PBM, and PBM shall provide to Assignee, such information and documents as may be reasonably requested in connection with any suit, claim, investigation, or proceeding, pending or threatened, that relates to the Transferred Assets and in connection therewith each party shall, without limitation, make available to the other party during normal business hours (i) all books and records relating thereto in its possession, and (ii) all employees of such party or its Affiliates having knowledge of the matters in controversy. Such access shall be afforded upon receipt of reasonable advance notice and shall not unreasonably interfere with the operations of the party being requested to furnish the information. The party requesting the information shall be responsible for any significant costs or expenses incurred by the party furnishing the information pursuant to this paragraph 5.5.

                 6.  [Reserved].

                 7.  PERMITS AND BONDS.

                 1. Assignee and PBM shall cooperate as necessary to effect the transfer to Assignee of all of the PBM Permits and the release of each of the bonds specified in Schedule 3.1.5. Without limitation, Assignee and PBM shall, as promptly as practicable after the execution of this Agreement (in the case of PBM Permits issued by the Commonwealth of Virginia and the bonds associated therewith) and as promptly as practicable after the Closing Date (in the case of PBM Permits issued by the Commonwealth of Kentucky and the bonds associated therewith), file such applications with the appropriate Governmental Body and provide such information and Assignee shall provide such assurances (including substitute or replacement bonds) and shall take such further actions as may be required to effect such transfer to Assignee and such release.

                 2. From and after the Closing Date Assignee shall conduct all environmental maintenance and reclamation activities necessary to achieve or maintain compliance with each of the PBM Permits and each of the bonds specified on Schedule 3.1.5 and Assignee shall diligently prosecute such activities and all other reclamation and abatement activities required by law. On the Closing Date, Assignee shall assume all liabilities and obligations of PBM under all Environmental or Mining Laws and PBM Permits relating to the Transferred Assets.

                 3. Assignee shall indemnify PBM and hold PBM harmless from and against any and all Loss and Expense incurred by PBM and (1) arising out of any and all PBM Permits and the bonds related thereto after the Closing Date and (2) relating to or arising from Environmental or Mining Laws and relating to the Transferred Assets or the Assigned Property after the Closing Date.

                 8.  PBM-UMWA AGREEMENT.

                 1. Assignee acknowledges that the operations that are to be purchased by this Agreement are covered by the PBM-UMWA Agreement. Assignee agrees that, as a condition of this Agreement, it shall assume the obligations of PBM under the PBM-UMWA Agreement and execute the PBM-UMWA Agreement by executing the letter in the form set forth in Exhibit F to this Agreement and the appendix to such letter.

                 2. Assignee shall indemnify PBM and hold PBM harmless from and against any and all Loss and Expense incurred by PBM and arising from the failure by Assignee to comply with and discharge in full the obligations under the PBM-UMWA Agreement.

                 9.  TAXES.

                 1. As between PBM and Assignee, (a) PBM shall be liable for and shall pay all Taxes applicable to the Transferred Assets for which PBM receives a bill or invoice on or prior to the Valuation Date, and (b) Assignee shall be liable for and shall pay all other Taxes applicable to the Transferred Assets, regardless of the period to which such Taxes are attributable.

                 2. Notwithstanding paragraph 5.9.1, any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp tax or similar Tax attributable to the sale or transfer of the Transferred Assets shall be paid by Assignee. Assignee and PBM agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

                 3. PBM or Assignee, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this paragraph 5.9. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

                 10. PINE BRANCH LOW SPLINT SITE. Schedule 5.10 sets forth a list and brief description of each of the licenses from a Governmental Body associated with the Pine Branch Low Splint site (the "PB Low Splint Permits"). Promptly after the Closing, proceedings shall be instituted to transfer the PB Low Splint Permits to PBM. Promptly after the transfer of the PB Low Splint Permits to PBM has been completed, PBM shall notify Assignee, and promptly thereafter Assignee shall file or submit all substitute operator applications, substitute or replacement bonds, permit transfer applications, and other certificates, applications, and documents necessary to effect the transfer to Assignee of the PB Low Splint Permits. PBM authorizes Assignee to operate on the real property subject to the PB Low Splint Permits, such authorization to be effective from the time that the application to transfer the PB Low Splint Permits to PBM has been filed until such time as the transfer of the PB Low Splint

Permits to Assignee has been completed. Assignee agrees to indemnify and hold PBM harmless from and against any and all Losses and Expenses (including Losses and Expenses under Environmental Mining Laws) arising out of or relating to the PB Low Splint Permits or Assignee's operations on the real property subject to the PB Low Splint Permits. As security for its obligations under paragraph
1.5.5 and this paragraph 5.10, Assignee grants PBM a security interest in all of the Equipment and all of the proceeds thereof. Assignee shall execute a financing statement in form and substance satisfactory to PBM to enable PBM to perfect its security interest. If Assignee shall default in any of its obligations under paragraphs 1.5.5 and 5.10, PBM may exercise all the rights of a secured party upon default under the Uniform Commercial Code; provided, however, that PBM shall be entitled to realize no more than $160,000 plus reasonable expenses of the type described in section 9-504(1)(a) of the Uniform Commercial Code incurred by PBM. PBM shall release the collateral, terminate its security interest, and file a termination statement in form and substance satisfactory to Assignee promptly after (1) the PB Low Splint Permits have been finally released or transferred to Assignee and (2) all of the bonds posted by PBM or any Person that had an interest in the PB Low Splint Permits prior to PBM have been finally released

                 11. PINE BRANCH COMPLEX. Schedule 5.11 sets forth a list and brief description of each of the licenses from a Governmental Body associated with the Pine Branch complex (the "Pine Branch Complex Permits"). Prior to the Closing, proceedings shall have been instituted to transfer the Pine Branch Complex Permits to PBM. Promptly after the transfer of the Pine Branch Complex Permits to PBM has been completed, PBM shall notify Assignee, and promptly thereafter Assignee shall file or submit all substitute operator applications, substitute or replacement bonds, permit transfer applications, and other certificates, applications, and documents necessary to effect the transfer to Assignee of the Pine Branch Complex Permits. Until such time as the transfer of the Pine Branch Complex Permits to Assignee has been completed, PBM authorizes Assignee to operate on the real property subject to the Pine Branch Complex Permits, and Assignee agrees to indemnify and hold PBM harmless from and against any and all Losses and Expenses (including Losses and Expenses under Environmental or Mining Laws) arising out of or relating to the Pine Branch Complex Permits or Assignee's operations on the real property subject to the Pine Branch Complex Permits.

                 3.       INDEMNIFICATION.

                 1. INDEMNIFICATION BY PBM. PBM agrees to indemnify and hold harmless each Assignee Group Member from and against any and all Loss and Expense imposed upon or incurred by such Assignee Group Member as a result of, in connection with, or arising from:

                          (i) any breach by PBM, or default in the performance by PBM, of any covenant, agreement, or obligation to be performed by PBM pursuant to this Agreement or any PBM Ancillary Agreement;

                     (ii) any breach of any warranty or the inaccuracy of any representation of PBM contained or referred to in this Agreement or any certificate delivered by or on behalf of PBM pursuant hereto;

                    (iii) any failure of PBM to obtain prior to the Closing any consent required for the consummation of the transactions contemplated hereby or by the PBM Ancillary Agreements, including those set forth in Schedule 3.1.2; and

                     (iv) the failure of PBM to satisfy or perform any of the liabilities or obligations not assumed by Assignee pursuant to this Agreement;

provided, however, that PBM shall be required to indemnify and hold harmless with respect to Loss and Expense incurred by Assignee Group Members under clauses (i), (ii), and (iii) of this paragraph 6.1 (other than Loss and Expense incurred as a result of inaccuracies of the representations and warranties contained in paragraphs 3.1.1, 3.1.2, and 3.1.9, as to which this proviso shall have no effect) only to the extent that the aggregate amount of such Loss and Expense exceeds $250,000 and is no greater than $4,000,000. The indemnification provided for in this paragraph 6.1 shall terminate two years after the Closing Date (and no claims shall be made by any Assignee Group Member under this paragraph 6.1 thereafter), except that the indemnification by PBM shall continue as to:

                          (A) the obligations and representations of PBM or PBM under the Instrument of Assignment, as to which no time limitation shall apply;

                          (B) the representations and warranties set forth in paragraphs 3.1.1 and 3.1.2, as to which no time limitation shall apply; and

                          (C) any Loss or Expense of which any Assignee Group Member has notified PBM in accordance with the requirements of paragraph 6.3 hereof on or prior to the date such indemnification would otherwise terminate in accordance with this paragraph 6.1, as to which the obligation of PBM shall continue until the liability of PBM shall have been determined pursuant to this paragraph 6.1, and PBM shall have reimbursed all Assignee Group Members for the full amount of such Loss and Expense in accordance with this paragraph 6.1.

                 1. INDEMNIFICATION BY ASSIGNEE. Assignee agrees to indemnify and hold harmless each PBM Group Member from and against any and all Loss and Expense imposed upon or incurred by such PBM Group Member as a result of, in connection with, or arising from:

                 (i) any breach by Assignee, or default in the performance by Assignee, of any covenant, agreement, or obligation to be performed by Assignee pursuant to this Agreement or any Assignee Ancillary Agreement;

             (ii) any breach of any warranty or the inaccuracy of any representation of Assignee contained or referred to in this Agreement or in any certificate delivered by or on behalf of Assignee pursuant hereto;

            (iii) any and all claims by any third Person arising from the failure to pay, perform, or discharge any of the Assumed Liabilities after the Closing Date, including any lease, sublease, or agreement expressly assumed by Assignee pursuant to the terms of this Agreement, or any act or omission by Assignee occurring on or after the Closing Date with respect to any of the Assumed Liabilities; and

             (iv) any and all debts, obligations, and liabilities resulting from or in connection with Assignee's ownership of the Transferred Assets arising or occurring after the Closing;

provided, however, that Assignee shall be required to indemnify and hold harmless under clauses (i) and (ii) of this paragraph 6.2 (except with respect to Loss or Expense under paragraphs 3.2.1, 3.2.2, and 3.2.4, as to which this limitation shall have no effect) with respect to Loss and Expense incurred by PBM Group Members only to the extent that the aggregate amount of such Loss and Expense exceeds $250,000 but is not greater than $4,000,000. The indemnification provided for in this paragraph 6.2 shall terminate two years after the Closing Date (and no claims shall be made by any PBM Group Member under this paragraph 6.2 thereafter), except that the indemnification by Assignee shall continue as to:

                          (A) the obligations and representations of Assignee under the Instrument of Assumption, as to which no time limitation shall apply; and

                          (B) any Loss or Expense of which PBM has notified Assignee in accordance with the requirements of paragraph 6.3 hereof on or prior to the date such indemnification would otherwise terminate in accordance with this paragraph 6.2, as to which the obligation of Assignee shall continue until the liability of Assignee shall have been determined pursuant to this paragraph 6.2, and Assignee shall have reimbursed all PBM Group Members for the full amount of such Loss and Expense in accordance with this paragraph 6.2.

The indemnification provided in this paragraph 6.2 is in addition to any other provision of this Agreement providing for indemnification, including paragraphs
5.7 and 5.8.

                 1. NOTICE OF INDEMNITY CLAIMS. (a) Any Assignee Group Member or PBM Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim and a reference to the provision of this Agreement or any other agreement, document, or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                 (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this paragraph 6 shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

                 2. THIRD PERSON CLAIMS. (a) Subject to paragraph 6.4(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise, or settlement of any third Person claim, action, or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action, or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise, or settle any such claim, action, or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action, or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party.

                 (b) If any third Person claim, action, or suit against any Indemnified Party is solely for money damages or, where PBM is the Indemnitor, will have no continuing effect in any material respects on the Transferred Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise, or settlement of any such third Person claim, action, or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the

Indemnified Party shall cooperate in connection therewith and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action, or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle, or compromise any such claim, action, or suit; provided, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder.

                 2.  CONDITIONS PRECEDENT.

                 1. CONDITIONS PRECEDENT TO PERFORMANCE BY PBM. The performance of the obligations of PBM hereunder is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived by PBM, in whole or in part, without prior notice:

                 1. PERFORMANCE OF AGREEMENT; ACCURACY OF REPRESENTATIONS AND WARRANTIES. Assignee shall have performed, satisfied, and complied with all covenants, agreements, and obligations required by this Agreement to be performed or complied with by Assignee on or prior to the Closing Date; each of the representations and warranties of Assignee contained or referred to in this Agreement shall be true and correct on the Closing Date in all material respects as though made on and as of the Closing Date, except for changes therein specifically permitted by any such agreement or resulting from any transaction expressly consented to in writing by PBM or any transaction contemplated by any such agreement; and there shall have been delivered to PBM a certificate to such effect, dated the Closing Date and signed on behalf of Assignee by the President or any Vice President thereof.

                 2. NO RESTRAINT OR LITIGATION. The waiting period under the HSR Act shall have expired or been terminated (if a filing under the HSR Act is required in connection with the transactions contemplated hereby), and no action, suit, or proceeding by any Governmental Body shall have been instituted or threatened to restrain, prohibit, or otherwise challenge the legality or validity of the transactions contemplated hereby.

                 3. NECESSARY GOVERNMENTAL APPROVALS. PBM shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby that are required to be obtained prior to the Closing by applicable Requirements of Laws.

                 4. NECESSARY CONSENTS. PBM shall have received, on or before the Closing Date, the material consents from third parties to complete the transactions contemplated by this Agreement set forth in Schedule 7.1.4.

                 5. RELEASES. PBM shall have been released from each of the leases, surety bonds, performance and reclamation bonds, and other obligations set forth in Schedule 7.1.5. Each of Matt Mining, Inc. and Fraley's, Inc. shall have executed and delivered a sublease termination agreement substantially in the form of the sublease termination agreement included as an exhibit to the WCC-PVC Agreement.

                 6. DOCUMENTS DELIVERED. The form and substance of all documents to be delivered by or relating to Assignee under this Agreement shall be satisfactory in all reasonable respects to PBM.

                 7. CORPORATE APPROVALS. The Board of Directors and the stockholder of PBM shall have approved the performance of this Agreement and the transactions contemplated hereby.

                 8. PERMIT AND BOND TRANSFERS. PBM shall have received satisfactory evidence that Assignee has filed or submitted all substitute operator applications, substitute or replacement bonds, permit transfer applications, and other certificates, applications, and documents necessary to effect (a) the transfer to Assignee of the PBM Permits issued by the Commonwealth of Virginia and (b) the release of the bonds posted by PBM with respect to such PBM Permits. Assignee shall have prepared all substitute operator applications and permit transfer applications, and all other certificates, applications, and documents, and secured substitute or replacement bonds, in form and substance satisfactory to PBM, that may be necessary to effect (x) the transfer to Assignee of the PBM Permits issued by the Commonwealth of Kentucky and (y) the release of the bonds posted by PBM with respect to such PBM Permits.

                 9. SIMULTANEOUS TRANSACTIONS. PVC shall have performed, observed, and complied with all covenants, agreements, and conditions required by the WCC-PVC Agreement, the PVC-Assignee Agreement, and the PVC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. SMP shall have performed, observed, and complied with all covenants, agreements, and conditions required by the PBM-SMP Agreement and the PVC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. The Closing hereunder will not occur unless the respective closings under each of the PVC-Assignee Agreement, the PVC-SMP Agreement, the WCC-PVC Agreement, and the WCC-SMP Agreement occur prior to or simultaneously with the Closing.

                 2. CONDITIONS PRECEDENT TO PERFORMANCE BY ASSIGNEE. The performance of the obligations of Assignee hereunder is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived by Assignee, in whole or in part, without prior notice:

                 1. PERFORMANCE OF AGREEMENT; ACCURACY OF REPRESENTATIONS AND WARRANTIES. PBM shall have performed, satisfied, and complied with all covenants, agreements, and obligations required by this Agreement to be performed or complied with by PBM on or prior to the Closing Date; each of the representations and warranties of PBM contained or referred to in this Agreement shall be true and correct on the Closing Date in all material respects as though made on and as of the Closing Date, except for changes therein specifically permitted by any such agreement or resulting from any transaction expressly consented to in writing by Assignee or any transaction contemplated by any such agreement; and there shall have been delivered to Assignee certificates to such effect, dated the Closing Date and signed on behalf of PBM by the President or any Vice President thereof.

                 2. NO CHANGES OR DESTRUCTION OF TRANSFERRED ASSETS. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change in the Transferred Assets; (b) no material adverse federal or state legislative or regulatory change affecting the Transferred Assets; and
(c) no material damage to the Transferred Assets by fire, flood, casualty, act of God or the public enemy, or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to Assignee a certificate to such effect, dated the Closing Date and signed on behalf of PBM by the President or any Vice President thereof.

                 3. NO RESTRAINT OR LITIGATION. The waiting period under the HSR Act shall have expired or been terminated (if a filing under the HSR Act is required in connection with the transactions contemplated hereby), and no action, suit, or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                 4. NECESSARY GOVERNMENTAL APPROVALS. The parties shall have received all approvals and actions of or by all Governmental Bodies that are necessary to consummate the transactions contemplated hereby, that are either specified in Schedule 3.1.5 or otherwise required to be obtained prior to the Closing by applicable Requirements of Laws, or that are necessary to prevent a material adverse change in the Transferred Assets.

                 5. NECESSARY CONSENTS. PBM shall have received consents, in form and substance reasonably satisfactory to Assignee, to the transactions contemplated hereby that are specified in Schedule 7.1.4.

                 6. DOCUMENTS DELIVERED. The form and substance of all documents to be delivered by or relating to PBM under this Agreement shall be satisfactory in all reasonable respects to Assignee.

                 7. SIMULTANEOUS TRANSACTIONS. PVC shall have performed, observed, and complied with all covenants, agreements, and conditions required by the WCC-PVC Agreement, the PVC-Assignee Agreement, and the PVC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. SMP shall have performed, observed, and complied with all covenants, agreements, and conditions required by the WCC-SMP Agreement and the PVC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. PBM shall have performed, observed, and complied with all covenants, agreements, and conditions required by the WCC-PVC Agreement and the WCC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. The Closing hereunder will not occur unless the respective closings under each of the PVC-Assignee Agreement, the PVC-SMP Agreement, the WCC- PVC Agreement, and the WCC-SMP Agreement occur prior to or simultaneously with the Closing.

                 3.  TERMINATION.

                 1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                 (a) by the mutual consent of the Board of Directors of Assignee and the Board of Directors of PBM;

                 (b) by Assignee or PBM if the Closing shall not have occurred on or before May 15, 1996 (or such later date as may be mutually agreed to by Assignee and PBM) (the "Termination Date");

                 (c) by Assignee (1) in the event all conditions precedent set forth in paragraph 7.2 have not been satisfied by the Termination Date or (2) in the event of any material breach of any agreements, representations, or warranties of PBM contained herein and the failure of PBM to cure such breach within thirty Business Days after receipt of notice from Assignee requesting such breach to be cured or (3) if between the date hereof and the Closing Date, Assignee has received PBM Additional Disclosure and such PBM Additional Disclosure would have a material adverse effect on the Transferred Assets or the transactions contemplated hereby, by giving written notice of termination within 5 Business Days after receiving such PBM Additional Disclosure; or

                 (d) by PBM (1) in the event all conditions precedent set forth in paragraph 7.1 have not been satisfied by the Termination Date or (2) in the event of any material breach by Assignee of any agreements, representations, or warranties of Assignee contained herein and the failure of Assignee to cure such breach within ten Business Days after receipt of notice from PBM requesting such breach to be cured or (3) if between the date hereof and the Closing Date, PBM has received Assignee Additional Disclosure and such Assignee Additional Disclosure would have a material adverse effect on Assignee or the transactions contemplated hereby, by giving written notice of termination within 5 Business Days after receiving such Assignee Additional Disclosure.

                 1. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to paragraph 8.1 hereof shall give notice of such termination to the other party.

                 2. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this paragraph 8, all further obligations of the parties under this Agreement (other than paragraphs 5.2 and 9.13) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                 2.  MISCELLANEOUS AGREEMENTS.

                 1. EXHIBITS AND SCHEDULES. The Exhibits and Schedules referred to in this Agreement shall be deemed to be incorporated herein by reference and made a part hereof as if set out in full herein.

                 2. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

                 3. ASSIGNMENT. The rights of Assignee and PBM under this Agreement shall not be assignable by such party hereto, except to an Affiliate, prior to the Closing without the written consent of the other, which consent may be withheld for any reason. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

                 4. SURVIVAL OF PROVISIONS. The representations and warranties contained in paragraph 3 of this Agreement shall survive the consummation of the transactions contemplated by this Agreement but solely for the purpose of creating rights under paragraph 6 of this Agreement.

                 5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

                 6. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given on the date of delivery personally or of deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed as follows or to such other person or address as either party shall designate by notice to the other party in accordance herewith:


                 To PBM:          Pine Branch Mining Incorporated
                                  2 North Cascade Avenue, 14th Floor
                                  Colorado Springs, Colorado  80903
                                  Attn:  General Counsel

                 To Assignee:     Roaring Fork Mining, Inc.
                                  P.O. Box 720
                                  Big Stone Gap, VA  24219
                                  Attn:  Jerry L. Fraley, President



                 1. COUNTERPARTS. This Agreement may be executed by the parties in one or more counterparts, all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of PBM and Assignee.

                 2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

                 3. SUBROGATION. Nothing in this Agreement, express or implied, including the indemnities of paragraph 6, shall be deemed to create in any Person other than the parties signatory hereto and successors and assigns permitted by paragraph 9 hereof (i) any right, remedy, or claim under or by reason of this Agreement or (ii) any rights of subrogation from, through, or under any indemnified party because of any claim paid or defense provided or otherwise.

                 4. RECORDING. This Agreement shall not be filed or recorded in any office for the recording of deeds or documents.

                 5. SEVERABILITY OF PROVISIONS. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent and for any reason, be held in any proceeding to be invalid, illegal, or unenforceable, such provision, or the application thereof to any Person or circumstance, shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or any other provisions hereof or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal, or unenforceable, but only if and to the extent such construction would not materially and adversely frustrate the parties' essential objectives as expressed herein.

                 6. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement (including the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto) constitutes the entire agreement of the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, representations, understandings, or letters of intent of the parties hereto, including the Confidentiality Agreement. This Agreement shall not be amended, modified, or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                 7. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials, and other information that it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein, and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of non-public documents and materials that have been furnished in connection therewith. Such documents, materials, and information shall not be communicated to any third Person (other than, in the case of Assignee, to its counsel, accountants, financial advisors, or lenders, and in the case of PBM, to its counsel, accountants, or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Transferred Assets; provided, however, that after the Closing Assignee may use or disclose any confidential information related to the Transferred Assets.
The obligation of each party to treat such documents, materials, and other information in confidence shall not apply to any information that (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

                 8. INCORPORATION BY REFERENCE. Any fact, information, matter, item, or condition set forth on any Schedule to this Agreement shall be incorporated by reference and deemed to have been fully set forth on each other Schedule to this Agreement.

                 9. RULES OF INTERPRETATION. The following rules shall govern the interpretation of this Agreement and the exhibits hereto:

                 1. The titles and headings contained in this Agreement (including in the Exhibits and Schedules hereto) are included for purposes of convenience only and shall not be considered in construing or interpreting any provision of this Agreement.

                 2. Words importing the singular include the plural and words importing the plural include the singular and words importing gender include the masculine, feminine, and neuter genders.

                 3. A reference to any agreement means the agreement as amended, modified, or supplemented from time to time. A reference to any schedule to this Agreement means the schedule as amended, modified, or supplemented from time to time.

                 4. A reference to any law includes any amendment or modification thereto and any successor statute, all rules and regulations promulgated under such law, and all administrative and judicial authority exercisable thereunder.

                 5. A reference to any Person includes its permitted successors and assigns.

                 6. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

                 7. The rule of contra proferentum shall not be applied in interpreting this Agreement.

                 8. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all exhibits and schedules hereto, and not to any particular provisions of this Agreement, and references to paragraphs, schedules, and exhibits are to paragraphs, schedules, and exhibits to this Agreement unless the context clearly requires otherwise.

                 9. The words "includes" or "including" shall mean "includes, without limitation" and "including, without limitation."

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        PINE BRANCH MINING INCORPORATED
Witness:


                                        By:
- ------------------                            ----------------------------------
                                              Name:
                                              Title:



                                        ROARING FORK MINING, INC.
Witness:

                                        By:
- ------------------                            ----------------------------------
                                              Name:
                                              Title: